RCI Files 10-Q, Reports Results for 3Q26, Hosts X Spaces Call at 4:30 PM ET Today
HOUSTON—August 6, 2026—RCI Hospitality Holdings, Inc. (Nasdaq: RICK) today filed its Form 10-Q and reported results for the fiscal 2026 third quarter ended June 30, 2026.

Summary Financials (in millions, except EPS)	3Q26	3Q25	9M26	9M25
Total revenues	$73.9	$71.1	$213.5	$208.5
EPS	$0.83	$0.46	$0.16	$1.84
Non-GAAP EPS[1]	$0.90	$0.77	$2.41	$2.23
Impairments and other charges, net	$0.0	$2.3	$7.9	$2.2
Net cash provided by operating activities	$11.3	$13.8	$29.0	$35.7
Free cash flow[1]	$10.6	$13.3	$25.7	$32.3
Net income attributable to RCIHH common stockholders	$6.4	$4.1	$1.3	$16.3
Adjusted EBITDA[1]	$16.9	$15.3	$48.2	$45.2
Weighted average shares used in computing EPS – basic and diluted	7.65	8.79	7.90	8.86
1 See “Non-GAAP Financial Measures” below.
Summary (Comparisons are to year-ago periods unless indicated otherwise)
Travis Reese, Interim President and CEO, said: "We're pleased to report another quarter of improved performance in many key metrics. Sales, EPS, non-GAAP EPS, net income attributable to RCIHH common stockholders, and adjusted EBITDA all increased, while we used our strong cash position to continue to buy back shares and reduce debt."
“Bombshells' performance was driven by new locations and same-store sales growth of 4.7%, while increased activity related to high-profile professional basketball and soccer events benefited Nightclubs as well as Bombshells. These factors helped offset cautious discretionary spending earlier in 3Q26 due to geopolitical uncertainty and its impact on inflation. Results also reflected lower impairment and insurance costs.”
X Spaces Conference Call at 4:30 PM ET Today
•Call link: https://x.com/i/spaces/1RJjppmBLPVKw/ (X log in required).
•Presentation link: https://www.rcihospitality.com/investor-relations/.
•To ask questions: Participants must join the X Space using a mobile device.
•To listen only: Participants can access the X Space from a computer.
•There will be no other types of telephone or webcast access.
3Q26 Results (Comparisons are to year-ago periods unless indicated otherwise)
Nightclubs segment: Revenues of $63.0 million increased by 1.0%. Four newly acquired, opened and reformatted clubs generated $4.0 million sales and the 52 clubs in same-store sales produced $58.5 million, more than offsetting $1.2 million in sales from four clubs closed subsequent to the year-ago quarter.2 By revenue type, service increased 7.6%; food, merchandise and other declined 1.4%; and alcoholic beverages declined 4.2%.
Impairments and other charges, net were immaterial compared to $2.3 million. Operating income was $19.6 million compared to $17.9 million or 31.2% of segment revenues compared to 28.6%. Non-GAAP operating income, which excludes impairments and other net charges, was $20.2 million compared to $20.8 million or 32.1% of segment revenues compared to 33.3%.
Bombshells segment: Revenues of $10.8 million increased 25.4%. Three new locations generated $2.6 million in sales and the nine locations in same-store sales produced $8.2 million. The new locations are Denver, CO (opened January

2025), Lubbock, TX (July 2025), and Rowlett, TX (June 2026).2 By revenue type, alcoholic beverages increased 33.6% and food and other increased 16.6%.
Operating income was $759,000 compared to $67,000 or 7.0% of segment revenues compared to 0.8%. Non-GAAP operating income, which excludes other net charges, was $801,000 compared to $80,000 or 7.4% of segment revenues compared to 0.9%.
Corporate segment: Expenses totaled $7.3 million compared to $9.1 million or 9.9% of total revenues compared to 12.9%. Non-GAAP expenses totaled $7.3 million compared to $8.7 million or 9.9% of total revenues compared to 12.3%. GAAP and non-GAAP expenses reflected lower insurance expense compared to the prior-year period.
Impairments and other charges, net within consolidated operations were insignificant compared to $2.3 million.
Income tax was an expense of $2.1 million compared to $0.7 million or an effective rate of 24.7% compared to 15.3%.
Weighted average shares outstanding of 7.65 million declined 13.0% due to share buybacks.
Debt of $240.1 million at June 30, 2026 declined $8.6 million or 3.5% from $248.7 million at March 31, 2026, primarily reflecting debt paydowns. Compared to a year ago, debt declined $1.2 million or 0.5%.
2 See our July 9, 2026 news release on 3Q26 sales for more details.
Non-GAAP Financial Measures
In addition to our financial information presented in accordance with GAAP, management uses certain non-GAAP financial measures, within the meaning of the SEC Regulation G, to clarify and enhance understanding of past performance and prospects for the future. Generally, a non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flows that excludes or includes amounts that are included in or excluded from the most directly comparable measure calculated and presented in accordance with GAAP. We monitor non-GAAP financial measures because they describe the operating performance of the Company and help management and investors gauge our ability to generate cash flow, excluding (or including) some items that management believes are not representative of the ongoing business operations of the Company, but are included in (or excluded from) the most directly comparable measures calculated and presented in accordance with GAAP. Relative to each of the non-GAAP financial measures, we further set forth our rationale as follows:
Non-GAAP Operating Income and Non-GAAP Operating Margin. We calculate non-GAAP operating income and non-GAAP operating margin by excluding the following items from income from operations and operating margin: (a) amortization of intangibles, (b) impairment of assets, (c) settlement of lawsuits, net of recoveries, (d) gains or losses on sale of businesses and assets, (e) gains or losses on insurance, and (f) stock-based compensation. We believe that excluding these items assists investors in evaluating period-over-period changes in our operating income and operating margin without the impact of items that are not a result of our day-to-day business and operations.
Non-GAAP Net Income and Non-GAAP Net Income per Diluted Share. We calculate non-GAAP net income and non-GAAP net income per diluted share by excluding or including certain items to net income or loss attributable to RCIHH common stockholders and diluted earnings per share. Adjustment items are: (a) amortization of intangibles, (b) impairment of assets, (c) settlement of lawsuits, net of recoveries, (d) gains or losses on sale of businesses and assets, (e) gains or losses on insurance, (f) stock-based compensation, (g) premium on stock repurchase, (h) gains or losses on lease termination, and (i) the income tax effect of the above-described adjustments. Included in the income tax effect of the above adjustments is the net effect of the non-GAAP provision for income taxes, calculated at approximately 23.2% and 17.4% effective tax rate of the pre-tax non-GAAP income before taxes for the nine months ended June 30, 2026, and 2025, respectively, and the GAAP income tax expense (benefit). We believe that excluding and including such items help management and investors better understand our operating activities.
Adjusted EBITDA. We calculate adjusted EBITDA by excluding the following items from net income or loss attributable to RCIHH common stockholders: (a) depreciation and amortization, (b) income tax expense, (c) net interest expense, (d) impairment of assets, (e) settlement of lawsuits, net of recoveries, (f) gains or losses on sale of businesses and assets, (g) gains or losses on insurance, (h) stock-based compensation, (i) premium on stock repurchase, and (j) gains or losses on lease termination. We believe that adjusting for such items helps management and investors better understand our operating activities. Adjusted EBITDA provides a core operational performance measurement that compares results without the need to adjust for federal, state and local taxes which have considerable variation between domestic jurisdictions. The results are, therefore, without consideration of financing alternatives of capital employed. We use adjusted EBITDA as one guideline to assess our unleveraged performance return on our investments. Adjusted EBITDA is also the target benchmark for our acquisitions of nightclubs.
We also use certain non-GAAP cash flow measures such as free cash flow. Free cash flow is derived from net cash provided by operating activities less maintenance capital expenditures. We use free cash flow as the baseline for the implementation of our capital allocation strategy.
Accounting Standards Update (ASU) 2023-07
The Company has adopted Accounting Standards Update (ASU) 2023-07, which requires enhanced reportable segment disclosures. As a result, certain prior-year segment information has been recast.
About RCI Hospitality Holdings, Inc. (Nasdaq: RICK) (X: @RCIHHinc)
With more than 60 locations, RCI Hospitality Holdings, Inc., through its subsidiaries, is the country’s leading company in adult nightclubs and sports bars-restaurants. See all our brands at www.rcihospitality.com.
Forward-Looking Statements
This press release may contain forward-looking statements that involve a number of risks and uncertainties that could cause the Company's actual results to differ materially from those indicated, including, but not limited to, the risks and uncertainties associated with (i) operating and managing an adult entertainment, sports bar or restaurant business, (ii) the business climates in cities where it operates, (iii) the success or lack thereof in launching and building the Company's businesses, (iv) cyber security, (v) conditions relevant to real estate transactions, (vi) our ability to maintain compliance with the filing requirements of the U.S. Securities and Exchange Commission (“SEC”) and the Nasdaq Stock Market, and (vii) numerous other factors such as laws governing the operation of adult entertainment, sports bar or restaurant businesses, competition and dependence on key personnel. For more detailed discussion of such factors and certain risks and uncertainties, see RCI's annual report on Form 10-K for the year ended September 30, 2025, as well as its other filings with the SEC. The Company has no obligation to update or revise the forward-looking statements to reflect the occurrence of future events or circumstances.
Media & Investor Contacts
Gary Fishman and Michael Wichman at 212-883-0655 or gfishman@pondel.com and mwichman@pondel.com.

RCI HOSPITALITY HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share, number of shares, and percentage data)

	Three Months Ended				Nine Months Ended
	June 30, 2026		June 30, 2025		June 30, 2026		June 30, 2025
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Revenues
Sales of alcoholic beverages	$31,159	42.1%	$30,780	43.3%	$90,115	42.2%	$91,834	44.0%
Sales of food and merchandise	10,690	14.5%	10,037	14.1%	30,195	14.1%	29,554	14.2%
Service revenues	27,079	36.6%	25,169	35.4%	78,338	36.7%	72,262	34.7%
Other	5,011	6.8%	5,159	7.3%	14,841	7.0%	14,854	7.1%
Total revenues	73,939	100.0%	71,145	100.0%	213,489	100.0%	208,504	100.0%
Operating expenses
Cost of goods sold
Alcoholic beverages sold	5,655	18.1%	5,580	18.1%	16,397	18.2%	16,630	18.1%
Food and merchandise sold	3,984	37.3%	3,519	35.1%	11,171	37.0%	10,264	34.7%
Service and other	44	0.1%	36	0.1%	161	0.2%	133	0.2%
Total cost of goods sold (exclusive of items shown below)	9,683	13.1%	9,135	12.8%	27,729	13.0%	27,027	13.0%
Salaries and wages	21,860	29.6%	20,916	29.4%	64,545	30.2%	61,971	29.7%
Selling, general and administrative	25,372	34.3%	26,140	36.7%	73,273	34.3%	75,247	36.1%
Depreciation and amortization	4,030	5.5%	3,892	5.5%	12,234	5.7%	11,237	5.4%
Impairments and other charges, net	26	0.0%	2,349	3.3%	7,892	3.7%	2,232	1.1%
Total operating expenses	60,971	82.5%	62,432	87.8%	185,673	87.0%	177,714	85.2%
Income from operations	12,968	17.5%	8,713	12.2%	27,816	13.0%	30,790	14.8%
Other income (expenses)
Interest expense	(4,454)	(6.0)%	(4,032)	(5.7)%	(13,319)	(6.2)%	(12,232)	(5.9)%
Interest income	86	0.1%	117	0.2%	267	0.1%	435	0.2%
Non-operating gains (losses), net	31	0.0%	(5)	0.0%	(9,850)	(4.6)%	974	0.5%
Income before income taxes	8,631	11.7%	4,793	6.7%	4,914	2.3%	19,967	9.6%
Income tax expense	2,130	2.9%	733	1.0%	3,281	1.5%	3,648	1.7%
Net income	6,501	8.8%	4,060	5.7%	1,633	0.8%	16,319	7.8%
Net income attributable to noncontrolling interests	(150)	(0.2)%	(2)	0.0%	(342)	(0.2)%	(6)	0.0%
Net income attributable to RCIHH common shareholders	$6,351	8.6%	$4,058	5.7%	$1,291	0.6%	$16,313	7.8%

Earnings per share
Basic and diluted	$0.83		$0.46		$0.16		$1.84

Weighted average shares used in computing earnings per share
Basic and diluted	7,653,000		8,793,809		7,898,831		8,859,028

RCI HOSPITALITY HOLDINGS, INC.
SEGMENT INFORMATION
(in thousands)

	Three Months Ended		Nine Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Revenues
Nightclubs	$62,981	$62,336	$185,565	$181,601
Bombshells	10,793	8,609	27,533	26,425
Other	165	200	391	478
	$73,939	$71,145	$213,489	$208,504

Income (loss) from operations
Nightclubs	$19,635	$17,859	$49,115	$53,244
Bombshells	759	67	353	1,767
Other	(83)	(70)	(345)	(344)
Corporate	(7,343)	(9,143)	(21,307)	(23,877)
	$12,968	$8,713	$27,816	$30,790

RCI HOSPITALITY HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Nine Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$6,501	$4,060	$1,633	$16,319
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,030	3,892	12,234	11,237
Impairment of assets	—	—	8,433	1,780
Deferred income tax benefit	—	(958)	(2,223)	(2,200)
Stock-based compensation	—	392	589	980
Loss (gain) on sale of businesses and assets	108	22	292	(1,226)
Amortization of debt discount and issuance costs	112	130	377	420
Noncash lease expense	754	676	2,233	2,002
Gain on insurance	(107)	(729)	(294)	(1,879)
Credit loss expense (reversal) on notes receivable	—	27	(11)	27
Premium on stock repurchase	—	—	9,885	—
Changes in operating assets and liabilities, net of business acquisitions:
Receivables	(280)	(443)	465	1,271
Inventories	(437)	26	(325)	90
Prepaid expenses, other current, and other assets	2,300	930	1,091	400
Accounts payable, accrued, and other liabilities	(1,703)	5,768	(5,404)	6,463
Net cash provided by operating activities	11,278	13,793	28,975	35,684
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of businesses and assets	1	1	1,676	1,086
Proceeds from insurance	107	743	291	1,893
Proceeds from notes receivable	63	76	170	223
Payments for property and equipment and intangible assets	(1,525)	(3,681)	(5,724)	(12,289)
Acquisition of businesses, net of cash acquired	—	(7,000)	—	(13,000)
Net cash used in investing activities	(1,354)	(9,861)	(3,587)	(22,087)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from debt obligations	200	779	2,453	9,175
Payments on debt obligations	(8,960)	(4,110)	(21,745)	(14,431)
Payment of loan origination costs	13	(9)	(27)	(80)
Purchase of treasury stock	(1,026)	(3,044)	(13,295)	(9,158)
Payment of dividends	(611)	(614)	(1,773)	(1,856)
Investment from noncontrolling partner	—	—	1,800	—
Payments to noncontrolling interests	(26)	—	(106)	—
Net cash used in financing activities	(10,410)	(6,998)	(32,693)	(16,350)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(486)	(3,066)	(7,305)	(2,753)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	26,890	32,663	33,709	32,350
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$26,404	$29,597	$26,404	$29,597

RCI HOSPITALITY HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2026	September 30, 2025	June 30, 2025
ASSETS
Current assets
Cash and cash equivalents	$26,404	$33,709	$29,347
Receivables, net	2,871	3,940	4,606
Inventories	5,182	4,857	4,746
Prepaid expenses and other current assets	4,060	4,968	3,214
Assets held for sale	—	3,394	3,394
Total current assets	38,517	50,868	45,307
Property and equipment, net	276,856	279,027	282,246
Operating lease right-of-use assets	23,560	25,781	26,641
Notes receivable, net of current portion	4,285	3,849	3,939
Goodwill	62,242	62,725	70,236
Intangibles, net	161,650	171,948	166,942
Other assets	2,550	2,737	2,101
Total assets	$569,660	$596,935	$597,412

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$6,457	$5,836	$5,406
Accrued liabilities	30,004	32,607	21,764
Current portion of debt obligations, net	29,088	21,198	18,623
Current portion of operating lease liabilities	3,370	3,314	3,249
Total current liabilities	68,919	62,955	49,042
Deferred tax liability, net	19,466	21,689	20,493
Debt, net of current portion and debt discount and issuance costs	210,997	214,583	222,638
Operating lease liabilities, net of current portion	24,801	27,320	28,171
Other long-term liabilities	8,119	9,509	7,765
Total liabilities	332,302	336,056	328,109

Commitments and contingencies

Equity
Preferred stock	—	—	—
Common stock	76	87	87
Additional paid-in capital	25,844	50,908	53,244
Retained earnings	208,834	210,106	216,216
Total RCIHH stockholders' equity	234,754	261,101	269,547
Noncontrolling interests	2,604	(222)	(244)
Total equity	237,358	260,879	269,303
Total liabilities and equity	$569,660	$596,935	$597,412

RCI HOSPITALITY HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES
(in thousands, except per share, number of shares, and percentage data)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2026	2025	2026	2025
Reconciliation of GAAP net income to Adjusted EBITDA
Net income attributable to RCIHH common stockholders	$6,351	$4,058	$1,291	$16,313
Income tax expense	2,130	733	3,281	3,648
Interest expense, net	4,368	3,915	13,052	11,797
Depreciation and amortization	4,030	3,892	12,234	11,237
Impairment of assets	—	—	8,433	1,780
Settlement of lawsuits, net of recoveries	92	3,281	(503)	3,587
Stock-based compensation	—	392	589	980
Loss (gain) on sale of businesses and assets	41	202	292	(984)
Gain on insurance	(107)	(1,134)	(330)	(2,151)
Premium on stock repurchase	—	—	9,885	—
Gain on lease termination	—	—	—	(979)
Adjusted EBITDA	$16,905	$15,339	$48,224	$45,228
Adjusted EBITDA as a percentage of revenues	22.9%	21.6%	22.6%	21.7%

Reconciliation of GAAP net income to non-GAAP net income
Net income attributable to RCIHH common stockholders	$6,351	$4,058	$1,291	$16,313
Amortization of intangibles	618	576	1,853	1,733
Impairment of assets	—	—	8,433	1,780
Settlement of lawsuits, net of recoveries	92	3,281	(503)	3,587
Stock-based compensation	—	392	589	980
Loss (gain) on sale of businesses and assets	41	202	292	(984)
Gain on insurance	(107)	(1,134)	(330)	(2,151)
Premium on stock repurchase	—	—	9,885	—
Gain on lease termination	—	—	—	(979)
Net income tax effect	(130)	(562)	(2,466)	(515)
Non-GAAP net income	$6,865	$6,813	$19,044	$19,764

Reconciliation of GAAP diluted earnings per share to non-GAAP diluted earnings per share
Diluted shares	7,653,000	8,793,809	7,898,831	8,859,028
GAAP diluted earnings per share	$0.83	$0.46	$0.16	$1.84
Amortization of intangibles	0.08	0.07	0.23	0.20
Impairment of assets	—	—	1.07	0.20
Settlement of lawsuits, net of recoveries	0.01	0.37	(0.06)	0.40
Stock-based compensation	—	0.04	0.07	0.11
Loss (gain) on sale of businesses and assets	0.01	0.02	0.04	(0.11)
Gain on insurance	(0.01)	(0.13)	(0.04)	(0.24)
Premium on stock repurchase	—	—	1.25	—
Gain on lease termination	—	—	—	(0.11)
Net income tax effect	(0.02)	(0.06)	(0.31)	(0.06)
Non-GAAP diluted earnings per share	$0.90	$0.77	$2.41	$2.23

	Three Months Ended June 30,		Nine Months Ended June 30,
	2026	2025	2026	2025
Reconciliation of GAAP operating income to non-GAAP operating income
Income from operations	$12,968	$8,713	$27,816	$30,790
Amortization of intangibles	618	576	1,853	1,733
Impairment of assets	—	—	8,433	1,780
Settlement of lawsuits, net of recoveries	92	3,281	(503)	3,587
Stock-based compensation	—	392	589	980
Loss (gain) on sale of businesses and assets	41	202	292	(984)
Gain on insurance	(107)	(1,134)	(330)	(2,151)
Non-GAAP operating income	$13,612	$12,030	$38,150	$35,735

Reconciliation of GAAP operating margin to non-GAAP operating margin
GAAP operating margin	17.5%	12.2%	13.0%	14.8%
Amortization of intangibles	0.8%	0.8%	0.9%	0.8%
Impairment of assets	—%	0.0%	4.0%	0.9%
Settlement of lawsuits, net of recoveries	0.1%	4.6%	(0.2)%	1.7%
Stock-based compensation	0.0%	0.6%	0.3%	0.5%
Loss (gain) on sale of businesses and assets	0.1%	0.3%	0.1%	(0.5)%
Gain on insurance	(0.1)%	(1.6)%	(0.2)%	(1.0)%
Non-GAAP operating margin	18.4%	16.9%	17.9%	17.1%

Reconciliation of net cash provided by operating activities to free cash flow
Net cash provided by operating activities	$11,278	$13,793	$28,975	$35,684
Less: Maintenance capital expenditures	640	454	3,238	3,341
Free cash flow	$10,638	$13,339	$25,737	$32,343
Free cash flow as a percentage of revenues	14.4%	18.7%	12.1%	15.5%

RCI HOSPITALITY HOLDINGS, INC.
NON-GAAP SEGMENT INFORMATION
($ in thousands)

	Three Months Ended June 30, 2026					Three Months Ended June 30, 2025
	Nightclubs	Bombshells	Other	Corporate	Total	Nightclubs	Bombshells	Other	Corporate	Total
Income (loss) from operations	$19,635	$759	$(83)	$(7,343)	$12,968	$17,859	$67	$(70)	$(9,143)	$8,713
Amortization of intangibles	617	—	—	1	618	572	1	—	3	576
Settlement of lawsuits, net of recoveries	67	25	—	—	92	3,281	—	—	—	3,281
Stock-based compensation	—	—	—	—	—	—	—	—	392	392
Loss (gain) on sale of businesses and assets	7	17	—	17	41	191	12	—	(1)	202
Gain on insurance	(105)	—	—	(2)	(107)	(1,134)	—	—	—	(1,134)
Non-GAAP operating income (loss)	$20,221	$801	$(83)	$(7,327)	$13,612	$20,769	$80	$(70)	$(8,749)	$12,030

GAAP operating margin	31.2%	7.0%	(50.3)%	(9.9)%	17.5%	28.6%	0.8%	(35.0)%	(12.9)%	12.2%
Non-GAAP operating margin	32.1%	7.4%	(50.3)%	(9.9)%	18.4%	33.3%	0.9%	(35.0)%	(12.3)%	16.9%

	Nine Months Ended June 30, 2026					Nine Months Ended June 30, 2025
	Nightclubs	Bombshells	Other	Corporate	Total	Nightclubs	Bombshells	Other	Corporate	Total
Income (loss) from operations	$49,115	$353	$(345)	$(21,307)	$27,816	$53,244	$1,767	$(344)	$(23,877)	$30,790
Amortization of intangibles	1,848	—	—	5	1,853	1,718	3	—	12	1,733
Impairment of assets	8,433	—	—	—	8,433	1,780	—	—	—	1,780
Settlement of lawsuits, net of recoveries	(618)	115	—	—	(503)	3,557	30	—	—	3,587
Stock-based compensation	—	—	—	589	589	—	—	—	980	980
Loss (gain) on sale of businesses and assets	247	23	—	22	292	300	(1,189)	—	(95)	(984)
Gain on insurance	(328)	—	—	(2)	(330)	(2,151)	—	—	—	(2,151)
Non-GAAP operating income (loss)	$58,697	$491	$(345)	$(20,693)	$38,150	$58,448	$611	$(344)	$(22,980)	$35,735

GAAP operating margin	26.5%	1.3%	(88.2)%	(10.0)%	13.0%	29.3%	6.7%	(72.0)%	(11.5)%	14.8%
Non-GAAP operating margin	31.6%	1.8%	(88.2)%	(9.7)%	17.9%	32.2%	2.3%	(72.0)%	(11.0)%	17.1%